AFFILIATED UNDERWRITINGS (RULE 10F-3) FORM

1.	Security Purchased:    BNSF 3.05%  09/01/2022

2.	Cusip Number: 12189LAL5

3.	Date of Purchase:  08/16/2012

4.	Broker Name:        Bank of America
(Cannot purchase directly from PNC
Affiliated Underwriter)

5.	The purchase of the security is determined by a person
who has portfolio management
responsibility for PNC Bank to be a sound acquisition for PNC Bank on the basis of PNC Bank's investment guidelines, which may include the following (i) investment objectives: (ii) tax-exempt targets; (iii) maturity targets; (iv) duration / convexity; (v) diversification; (vi)spread; and any other considerations pertinent to the account:

Yes      X       No        (only for separately
managed accounts subadvised by PNC Capital)

6.	Issuer:  Burlington Northern Santa Fe

7.	Name of Affiliated Underwriter (as defined in PNC Funds',
PNC Advantage's, and PNC Capital's procedures) managing or participating in syndicate (attach list of all members of syndicate):
PNC Capital Markets LLC

8.	 Aggregate principal amount
 of purchase:   $2,000,000

9.	Aggregate principal amount
 of offering:   $600,000,000

10.	Purchase price (net of fees and expenses):  99.58

11.	Date offering commenced:  August 16, 2012

12.	Offering price at end of first day on which any sales
were made:  99.58

13.	Commission, spread or profit:

14.	Have the following conditions been satisfied:  Yes  or   No

a. Does the account's governing
document(s) allow for this security to
be purchased?
YES

b. The securities are a part of an issue registered under the Securities Act of 1933, as amended, which is being offered to the public, or are Eligible Municipal
Securities or are securities sold in an
Eligible Foreign Offering, or are
securities sold in an Eligible Rule 144A
Offering.
YES

c. The securities were purchased prior to the end of the first full day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by law to be granted to existing security holders of the issuer) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.
YES

d. The underwriting was a firm commitment underwriting?
YES

e. The commission, spread or profit was
reasonable and fair in relation to that
being received by others for underwriting similar securities during the same period?
YES

f. In respect of any securities other
than Eligible Municipal Securities, the
issuer of such securities has been in
continuous operation for not less than
three years (including the operations of predecessors).
YES

g. The amount of such securities
purchased by the account(s)  and any
other investment companies advised by PNC
Capital Advisors, LLC did not exceed (i) if purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principal amount of the securities being offered, or (ii) if purchased in an Eligible Rule 144A Offering, 25% of the total of (A) the principal amount of the class of securities being offered that were sold by underwriters or members of the selling syndicate to qualified institutional buyers (as defined in Rule
144A(a)(1) under the Securities Act of
1933, as amended), plus (B) the principal amount of the class of securities being offered in any concurrent offering.
YES

h. No Affiliated Underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the purchase?
YES

      Portfolio Manager(s) (Name):    Sean Rhoderick

             Signature(s):
     Date:   8/16/2012

      Board of Trustees Review Date (PNC Funds & PNC Advantage
Funds):

Account Information (please list accounts below or attach a worksheet with the following information included):

Account     Par       Exec Pirce
carm0016   630,000.00   99.58
cn000048   10,000.00   99.58
cn000102   15,000.00   99.58
cn000172   20,000.00   99.58
cn000480   10,000.00   99.58
cn000498   30,000.00   99.58
cn000519   15,000.00   99.58
cn000540   15,000.00   99.58
cn000548   5,000.00   99.58
cn000952   10,000.00  99.58
cn000953   15,000.00  99.58
cn000954   15,000.00  99.58
cn000958   55,000.00   99.58
cn000959   30,000.00   99.58
cn000963   10,000.00   99.58
cn000984   5,000.00   99.58
cn001243   10,000.00  99.58
cn001277   5,000.00   99.58
cn001279   15,000.00  99.58
cn001310   5,000.00   99.58
cn001385   10,000.00  99.58
cn001457   30,000.00  99.58
cn001459   40,000.00  99.58
cp000498   50,000.00   99.58
cp000667   5,000.00   99.58
cp000668   5,000.00   99.58
cp001261   15,000.00  99.58
cp001262   10,000.00  99.58
cp001263   5,000.00   99.58
cp001264   10,000.00  99.58
cp001265   10,000.00  99.58
cp001408   10,000.00  99.58
cp001409   15,000.00  99.58
cp001410   10,000.00  99.58
cp001423   5,000.00   99.58
cp002654   10,000.00   99.58
cp005072   75,000.00   99.58
cp005270   20,000.00   99.58
cpx04422   30,000.00   99.58
cx000244   50,000.00   99.58
cx000301   20,000.00   99.58
cx000318   20,000.00   99.58
cx000324   35,000.00   99.58
cx000326   10,000.00   99.58
cx000330   35,000.00   99.58
cx000332   250,000.00  99.58
cx000333   190,000.00  99.58
cx000338   40,000.00   99.58
cx000350   15,000.00   99.58
cx000365   15,000.00   99.58
in002137   10,000.00   99.58
in002444   5,000.00   99.58
in003109   5,000.00   99.58
in003259   5,000.00   99.58
in003268   5,000.00   99.58